UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2006

WMS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

On May 24, 2006, WMS Industries Inc. (the “Corporation”) announced that it had entered into a definitive agreement (the “Purchase Agreement”) to acquire 100% of the outstanding stock of privately-held Orion Financement Company (“Orion Gaming”), a Netherlands-based company that designs, manufactures and distributes casino-based gaming machines. Pursuant to the Purchase Agreement, the Corporation will pay total consideration of approximately €24 million, consisting of approximately €15 million to acquire 100% of Orion Gaming’s common stock from the two existing shareholders and approximately €9 million to retire existing debt. 50% of the €15 million purchase price for Orion Gaming’s outstanding equity will be paid in cash and the remaining 50% will be in the form of WMS common stock. The WMS common stock to be issued as partial consideration in the transaction will be valued at the average share closing price for the 30-day trading period concluding two days before the closing date which is expected to occur this summer. The Corporation expects to issue the €7.5 million of common stock from treasury shares held by the Corporation.

The shares of the Corporation’s common stock which will be issued to the Orion Gaming shareholders under the Purchase Agreement will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Regulation S promulgated under the Securities Act as an offer and sale of securities occurring outside the United States and by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as a transaction to an accredited investor not involving a public offering.  The two Orion Gaming stockholders have each represented that, at execution of the Purchase Agreement, it is not a U.S. person, it was located outside the United States and that it is acquiring the Corporation’s common stock for its own account. Each of the Orion Gaming stockholders will affirm these representations at the closing under the Purchase Agreement and will further represent to the Corporation that their intention is to acquire the securities for investment only and not with a view to the resale or distribution of the securities.  Under the Purchase Agreement, the Corporation has also granted the Orion Gaming shareholders limited rights to require the Corporation to register the shares of common stock under the Securities Act.  The Orion Gaming shareholders have agreed to certain transfer restrictions with respect to the shares of common stock issued under the Purchase Agreement.

Copies of the press release the Corporation issued with respect to the execution of the Purchase Agreement is furnished with this current report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibits	Description
99.1	Press Release of WMS Industries Inc. dated May 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS INDUSTRIES INC.

Date: May 30, 2006
/s/ Kathleen J. McJohn
Kathleen J. McJohn
Vice President, General Counsel and Secretary

Exhibit Index

Exhibits	Description
99.1	Press Release of WMS Industries Inc. dated May 24, 2006